UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No. )

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MONDELĒZ INTERNATIONAL, INC.

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Shareholder engagement Spring 2024

Reported information against our quantitative ESG goals, unless otherwise stated, (i) covers the annual reporting period from January 1 to December 31 of the stated year, (ii) includes manufacturing facilities under our direct and indirect control, (iii) excludes acquisitions since 2018, and (iv) excludes Venezuela. Where quantitative goals are linked to revenue, information is for Mondelez International revenue (excluding acquisitions since 2018 unless stated otherwise) except Venezuela, for which results are excluded from our consolidated financial statements. Where quantitative goals are linked to operations, information is for operations under the control of our integrated supply chain function (excluding acquisitions since 2018 unless stated otherwise); unless stated otherwise, data for external manufacturing includes estimates. Due to rounding, numbers presented in this report may not add up precisely to the totals provided and percentages may not reflect the absolute figures. Although the numbers presented in this report for this year’s performance are rounded, some of the prior years’ numbers were not rounded. Historical, current and forward-looking sustainability related information and statements may be based on current or historical goals, targets, aspirations, commitments, or estimates; standards for measuring and reporting progress that are still developing; diligence, internal controls and processes that continue to evolve; data, representations, or certifications reviewed or provided by third parties, including from acquired entities that may be incomplete, subject to ongoing review, not yet integrated into our reporting processes, or, once integrated, not reconcilable with such processes; and assumptions that are subject to change in the future. We caution you that this information is approximate, that these statements and information are not guarantees of future performance, nor promises that our goals will be met, and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess. In some cases, we may determine to adjust our commitments or goals or establish new ones to reflect changes in our business, operations or plans. The information included in, and any issues identified as material for purposes of, this document may not be considered material for SEC, Corporate Sustainability Reporting Directive (CSRD), or other regulatory reporting purposes. In the context of this disclosure, the term “material” is distinct from, and should not be confused with, such term as used for SEC, CSRD, or other regulatory reporting purposes. FOrward-looking Statements ABOUT OUR ESG GOALS and aspirations This presentation contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “drive,” “seek,” “aim,” “target,” “potential,” “commitment,” “outlook,” “continue” or any other similar words are intended to identify our forward-looking statements. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable as of the date they are made, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in these forward-looking statements. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this presentation except as required by applicable law or regulation. For important information on forward-looking statements, please see our earnings release for Q4 and FY 2023 on our investor website at https://www.mondelezinternational.com/investors. All results shared with this presentation are non-GAAP unless noted as “reported”, in which case we are referring to our results on a GAAP basis. Please see GAAP to non-GAAP reconciliations at the end of this presentation for comparable GAAP measures. Refer to the definitions of these measures in our earnings release for Q4 2023 located at https://www.mondelezinternational.com/investors. Non-GAAP Financial Measures

MONDELĒZ INTERNATIONAL LEADING THE FUTURE OF SNACKING

We are one of the **world's largest snack companies**, with a **strong portfolio of brands enjoyed globally**

BUSINESS OVERVIEW

Strong positions in our core snacks categories, significant headroom

150+ Countries

~91,000 Employees

Category	MDLZ Global Position & Share[1]	Market Size[1]
Chocolate	#2 (12.7%)	~$123B
Biscuits *Sweet & Savory*	#1 (17.5%)	~$116B
Cakes & Pastries	#3 (3.5%)	~$89B
Snack Bars	#3 (9.6%)	~$18B

REVENUE BY MARKET AND CATEGORY[2]

$36B 2023 Net Revenues



Biscuits & Baked Snacks
Chocolate
Gum & Candy
Other
% of Net Revenues by Category
49%
29%
12%
9%



Asia Middle East and Africa
Europe
North America
Latin America
% of Net Revenues by Region
20%
36%
31%
14%

OUR VISION 2030 GROWTH STRATEGY REINFORCES OUR COMMITMENT TO FOUR STRATEGIC PILLARS

Growth — Accelerate consumer-centric growth

Execution — Drive operational excellence

Culture — Build a winning growth culture

Sustainability — Scale more sustainable snacking

1 Source: Euromonitor 2023. Market size numbers are approximations.
2 Revenue breakdowns are based on 2023 net revenues. Revenue figures have been rounded to the nearest whole number.

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DELIVERING SUSTAINABLE LONG-TERM GROWTH

In spite of inflationary pressures and macro volatility in recent years, **effective execution of our long-term strategy under our current leadership has led to strong, consistent results**

STRONG, CONSISTENT RESULTS SINCE 2018 LONG-TERM STRATEGY LAUNCH

~80%	Net Revenues Comprised of Core Snacking Categories Following Portfolio Repositioning
8.1%	Organic Net Revenue Growth[1]
11.8%	Adjusted EPS Growth[1]
9	Strategic Acquisitions Completed
$21.1B	Cumulative Capital Return Via Share Repurchase & Dividends

TOTAL SHAREHOLDER RETURN SINCE 2018 STRATEGY LAUNCH[2]



92.7%
44.1%
82.0%
MDLZ
Performance Peer Group Median[3]
S&P 500

MDLZ TSR HAS OUTPERFORMED ALL PERFORMANCE PEERS SINCE 2018 STRATEGY LAUNCH

1 CAGR; at constant FX.
2 Total shareholder return since 2018 strategy launch (09/07/2018 – 12/31/2023).
3 See 2024 Proxy Statement for companies in the Performance Peer Group.

4

Building a more sustainable snacking company Environmental Social Reducing environmental impact & SOURCING more SUSTAINABLY Empowering people & communities Aim for reducing and evolving packaging and improving systems to support our long-term vision of a more circular pack economy Help combat climate change through science-based targets, using natural resources end-to-end more efficiently and renewably Promote human rights across our value chain and help to enable empowered and inclusive communities Aim to empower consumers with contemporary wellbeing options and choices, Mindful Snacking habits and portion balance Build a culture that focuses on the safety and physical and mental well-being of our colleagues Develop signature sourcing programs across key raw materials to help build greater end-to-end resilience in these supply chains CLIMATE PACKAGING Champion diversity, equity and inclusion for our colleagues, culture and communities Diversity, equity & Inclusion Consumer / Mindful snacking Colleague well-being ingredients impact social Key focus areas Guided by our ambition to build a more sustainable snacking company, we take a strategic long-term approach as we strive to meet our sustainability goals

STRONG PROGRESS AND AMBITION ON SUSTAINABILITY

We are **making strong progress towards our 2025 goals**[1] and remain committed to our sustainability agenda

		2023 Progress[1]	2025 Goals[1]
Ingredients	Cocoa volume for chocolate brands sourced through Cocoa Life[2]	~85% ✓	100%
	Palm Oil volume RSPO certification[3]	~100% ✓	100%
Social	Child Labor Monitoring & Remediation Systems (CLMRS) covering Cocoa Life communities in West Africa	~75% ✓	100%
	Manufacturing sites completed SMETA audit within the past 3 years[4]	~91% ✓	100%
Climate	End-to-end CO_{2e} emissions reduction (vs. 2018)	~-3.7%[5] ✓	35% by 2030
	Reduction in food waste in internal manufacturing (vs. 2018)	~-28% ✓	-15%
	Reduction in absolute water usage in priority sites (vs. 2018)[6]	~-15% ✓	-10%
Packaging	Packaging designed to be recyclable[7]	~96% ✓	~98% or more

1 Additional detail about our ESG goals and progress against our goals can be found in our 2023 *Snacking Made Right* report under "Our ESG Priorities" and "Our ESG Progress" on pages 10-11.
2 Based on a mass balance approach, which means that the equivalent volume of cocoa needed for the products sold under our chocolate brands is sourced from the Cocoa Life program.
3 Excludes palm oil procured by third-party external manufacturers & co-packers for use in manufacturing Mondelēz International finished goods.
4 Excludes closed manufacturing sites. Reported information includes our manufacturing sites for developed market gum brands that were divested as of October 1, 2023.
5 In the reporting year 2023, our annual GHG emissions were accounted following the GHG Protocol Corporate Standards and using the operational control approach. We have recalculated our base year 2018 and most recent years 2022 and 2023 inventory following the GHG Protocol Corporate Standards.
6 Priority sites are defined as sites that are located in a high or extremely high water risk zone defined as of 2021.
7 Reported information covers the period from November 1, 2022 through October 31, 2023.

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☑ Proposal 1: Election of the eleven Director Nominees

BALANCED AND REFRESHED BOARD ENABLES STRONG OVERSIGHT

Our directors' **considerable leadership experience at global companies and relevant but differentiated backgrounds** enable highly effective, independent Board oversight and rigorous decision making



Cees 't Hart
Joined 2023
Former CEO, **Carlsberg Group**



Charles E. Bunch
Joined 2016
Retired Executive Chairman, **PPG Industries, Inc.**



Ertharin Cousin
Joined 2022
Founder, President and CEO, **Food Systems For The Future Institute**



Brian McNamara
Joined 2024
CEO, **Haleon plc**



Jorge S. Mesquita
Joined 2012
Former CEO, **BlueTriton Brands, Inc.**



Anindita Mukherjee
Joined 2023
Former Chairwoman and CEO, **Pernod Ricard North America**



Jane Hamilton Nielsen
Joined 2021
COO and CFO, **Ralph Lauren Corporation**



Paula A. Price
Director Nominee
Former EVP & CFO, **Macy's, Inc.**



Patrick T. Siewert
Joined 2012
Lead Director
Senior Advisor, **The Carlyle Group, L.P.**



Michael A. Todman
Joined 2020
Former Vice Chairman, **Whirlpool Corporation**



Dirk Van de Put
Joined 2017
Chair & CEO,
Mondelēz International

TENURE DIVERSITY[1]


4-9 years
10 years and over
3
2
6
4YRS
Average Tenure
0-3 years

AGE DIVERSITY[1]


50s
3
60s
64YRS
Average Age
1
7
70s

GENDER DIVERSITY


Female
4
36%
Female
7
Male

ETHNIC DIVERSITY


Black
3
36%
Ethnic Diversity
7
1
Asian
White

1 As of April 2024, including all director nominees.

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☑ Proposal 2: Advisory Vote to Approve Executive Compensation for Our Listed Officers

INCENTIVE COMPENSATION PROGRAMS TARGET STRETCH PERFORMANCE

PAY ELEMENT	VEHICLE	2023 PERFORMANCE METRICS	2023 OUTCOMES
BASE SALARY	Cash	Market competitive to retain key talent	Our 2023 Incentive Plan outcomes reflect our Board's approach to **setting targets as stretch goals**
ANNUAL INCENTIVE	**100%** At-Risk Cash	**80% Financial Measures** • Organic Volume Growth (15%) • Organic Net Revenue Growth (15%) • Adjusted Gross Profit Growth (35%) • Adjusted Operating Income Growth (15%) • Free Cash Flow (20%) **20% Strategic Progress Indicators (SPI) Goals[1]** -/+ 30% Market Share Overlay	**Annual Incentive** Financial Performance Metrics **earned at 159% of target** Strategic Progress Indicator Goals earned at **113%** (corporate), **100%** (Europe), and **103%** (North America) of target Total annual incentive (for CEO and NEOs) earned at **100% - 151%**
LONG-TERM INCENTIVE	**75% Performance Share Units** • *3-year cliff vest* • *1-year holding requirement post vesting*	• **25% Organic Net Revenue Growth** • **25% Adjusted EPS Growth** • **50% Annualized Relative Total Shareholder Return** • Cap PSU payout at target if TSR is negative at end of performance period • Above median performance (55th percentile) to achieve target payout on Relative TSR	**Long-Term Incentive** 2021 – 2023 PSUs **earned at a maximum of 200%**, reflecting: • **100th percentile Annualized Relative TSR** • Organic Net Revenue Growth above the maximum goal • Adjusted EPS Growth above the maximum goal
	25% Stock Options • *3-year ratable vest* • *1-year holding requirement post exercise*	**Stock Price**	

1 Based on our Strategic Progress Indicator (SPI) goals, which are categorized under Snack Leadership and ESG (comprised of Sustainability, Mindful Snacking, and Colleagues), each of which is weighted at 50% of the total. For additional detail on our 2023 SPI goals, please see page 68 of our Proxy Statement.

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Robust Board Oversight of ESG risks and opportunities People & Compensation Committee Oversees Human Capital Management and Diversity, Equity and Inclusion (DEI) Priorities Audit Committee Oversees Safety and Security and ESG-Related Disclosure Governance, Membership & Sustainability Committee Oversees ESG Policies and Programs Regarding Corporate Citizenship, Environmental and Social Sustainability and Public Policy 2 Workplace safety and employee wellness 3 Talent development, employee engagement and talent sourcing strategies 1 DEI performance and pay equity 4 ESG strategic progress indicators for incentive plans Key areas of E&S oversight include: 2 Food labeling, marketing and packaging 3 Philanthropic and political activities and contributions 1 Social and environmental sustainability, including human rights, climate and ingredients 4 Board ESG education and capabilities Key areas of E&S oversight include: 2 Health, safety and environmental management policies and standards 3 Cybersecurity and information security risk management 1 ESG-related frameworks, disclosures, controls and assurance 4 Legal, compliance and internal controls Key areas of E&S oversight include: Board of Directors Oversees ESG-related risks, opportunities, strategy, progress, alignment with purpose and stakeholder interests Reviews progress and challenges on evolving our growth culture and our DE&I goals Receives reports from Board committees on key ESG topics �� Proposal 5: Proposal to conduct subcommittee study on company affiliations We have a comprehensive governance structure that provides strong oversight of our ESG risks and opportunities, and the formation of the subcommittee and additional reporting sought in this proposal would be duplicative

Robust oversight of risks of affiliation with outside organizations Robust Board Oversight and Risk Management Approach We have robust internal processes and controls for identification, assessment and mitigation of short-, medium- and long‑term risks; managing these processes is critical to our operational decision‑making and annual planning processes Each of our directors has experience managing or overseeing enterprise risk management (“ERM”) programs and our Governance, Membership and Sustainability Committee oversees policies and programs related to significant public policy issues, and also monitors issues that may affect our public image and reputation, which includes decision-making around external affiliations Management and our full Board discuss and review decision-making processes around external affiliations and risks related to major marketing initiatives Our Board and management team provide robust oversight and disclosure of risks that may arise based on affiliations with outside organizations �� Proposal 5: Proposal to conduct subcommittee study on company affiliations Diversity and Inclusion are Cornerstones of our Continued Success We strongly believe that greater diversity of perspectives, approaches and partners brings about better business outcomes and benefits for everyone involved We are dedicated to inclusive marketing and work to mobilize brands and marketing partners to drive change, equity and inclusion across a wide variety of topics and viewpoints Thoughtful Approach to Industry Partnerships and External Affiliations We take a thoughtful approach to industry partnerships and external affiliations that cover a range of issues important to our business We provide transparent disclosure of our partnerships and industry coalition memberships on our website

Strong independent lead director with robust responsibilities Independent Lead Director’s substantial authority and responsibilities protect shareholder interests by promoting strong management oversight and accountability Serves as a liaison between the independent directors and the Chair and CEO Serves as a direct point of contact for shareholders and met with shareholders representing approximately 24% of our outstanding shares in Fall/Winter 2023 Engages in planning and approving Board meeting schedules and agendas, and reviews materials Empowered to call meetings of the independent directors or the Board as needed Presides at Board meetings at which the Chair is not present and presides at executive sessions of the independent directors Serves as an alternate member of such Board committees as designated by the Board Facilitates effective communication and interaction between the Board and management Conducts the annual Board, committee and individual director self-evaluation process in coordination with the Governance Committee Works with the Governance Committee to develop recommendations for committee structure, membership, rotations and committee chairs Patrick T. Siewert Independent Lead Director Director since 2012 and Lead Director since 2022 Senior Advisor, The Carlyle Group, L.P. If at any time the Board determines it is in the best interests of the Company and its shareholders to have a non-independent Chair, our Corporate Governance Guidelines require the Board to select an Independent Lead Director �� Proposal 6: Proposal requiring independent chair of the Board Maintaining flexibility in board leadership structure is in the best interest of shareholders The Board reviews its leadership structure annually; each year the Lead Director is appointed to a one-year term By-Laws provide necessary flexibility for Board to make thoughtful decisions about appropriate leadership structure Robust Independent Lead Director role with substantive leadership responsibilities Corporate governance structures and processes consistent with best practices that promote effective oversight and accountability Continued strong performance under existing leadership structure Our current governance structure, including our robust and independent Lead Director role, ensures alignment with and accountability to shareholders, making this proposal unnecessary

☒ Proposal 7: Proposal to Adopt Public Targets to Eradicate Child Labor in Cocoa Supply Chain

OUR **EFFORTS** TO HELP ADDRESS CHILD LABOR IN THE COCOA SUPPLY CHAIN

Mondelēz is committed to helping address the systemic issue of child labor in the cocoa supply chain. We believe our **current disclosure and ongoing efforts to address this important issue already fulfill the objectives of this proposal**

Respecting Human Rights	○ We **endorse the principles of the ILO Conventions** and follow the ILO-IOE Child Labor Guidance Tool for Business ○ We introduced a **dedicated Human Rights Policy** and provide annual updates in our **Human Rights Due Diligence & Modern Slavery Report** ○ Our **supplier contracts** include provisions on our expectations with respect to forced and child labor
Robust Oversight	○ We have strong management and Board oversight of sustainability; the **Governance, Membership and Sustainability Committee oversees environmental and social sustainability**, including with respect to our cocoa supply chain
Transparently Reporting on Our Progress	○ **In *Snacking Made Right*, we annually publish our progress**, including reporting against our ambition to have Child Labor Monitoring Remediation Systems (CLMRS) covering 100% of our Cocoa Life communities in West Africa by 2025 ○ In 2023, we **achieved 75% coverage of Cocoa Life communities in West Africa**
Collaborating on Sector-Wide Improvement	○ We believe protecting children requires **collaboration with governments, suppliers, communities, NGOs, peer companies and multi-sector partners;** we support the World Cocoa Foundation and International Cocoa Initiative ○ We **support legislative efforts** aimed at enabling practical, proactive and ongoing human rights due diligence
Elevating Sustainability	○ **In 2022, we elevated Sustainability to become a pillar of our long-term strategy**; we aim to create long-term value by driving positive change at scale across a **focused set of ESG priorities**, including a more sustainable cocoa supply chain
Driving Change Through Cocoa Life	○ *See next slide (slide 13) for further details*

12

☒ Proposal 7: Proposal to Adopt Public Targets to Eradicate Child Labor in Cocoa Supply Chain

DRIVING CHANGE AT SCALE THROUGH COCOA LIFE

COCOA LIFE: OUR SIGNATURE COCOA SUSTAINABILITY PROGRAM


SUSTAINABLE COCOA FARMING BUSINESSES
EMPOWERED COCOA COMMUNITIES
CONSERVED AND RESTORED FORESTS
COCOA LIFE

We are deeply committed to tackling the root causes of systemic human rights challenges through Cocoa Life, our multi-faceted, signature cocoa sustainability program launched in 2012. Cocoa Life is focused on securing a supply of more sustainable cocoa, including efforts to help prevent and combat the risk of child labor. By 2025, we aim to source all of the cocoa volume for our chocolate brands through Cocoa Life[1]. Cocoa Life program focus areas include:

- Enhancing child protection systems
- Enabling access to quality education in Cocoa Life communities
- Working collaboratively to help farmers become more productive so they can increase their income from cocoa

DRIVING CHANGE AT SCALE

~75% coverage In 2023

In 2023, **Child Labor Monitoring and Remediation Systems** coverage in Cocoa Life communities in West Africa **reached ~75%**[2]

~70% INCREASE

Number of farmers supported through the Cocoa Life Program **has grown to ~243,000**, a ~70% increase since 2018

~8.6 million

By the end of 2023, we **distributed nearly 8.6 million shade trees** to help safeguard cocoa, promote biodiversity and support farmers' income

1 Based on a mass balance approach, which means that the equivalent volume of cocoa needed for the products sold under our chocolate brands is sourced from the Cocoa Life program.
2 An independent, third-party assurance process is underway, and any subsequent findings may result in changes to reported information if the underlying criteria, estimates, or available evidence change, as we continue to enhance our processes.

13

Dedicated Human Rights Policy and annual Human Rights Due Diligence and Modern Slavery report provide detail on our policies and progress In 2023, conducted value chain human rights risk assessment to improve our understanding of potential risks Publish robust data on sustainability priorities, including human rights efforts, in annual Snacking Made Right report Our commitment to Human rights Throughout the supply chain Given our strong commitment to human rights and transparent reporting on our efforts, the report sought in this proposal would be duplicative and unhelpful to shareholders �� Proposal 8: proposal to conduct third-party report assessing effectiveness of human rights policy 2022 Human Rights Due Diligence & Modern Slavery Report Human Rights Policy Code of Conduct Human Rights Working Group defines and implements our human rights due diligence strategy Provide an annual comprehensive overview of progress to our Governance, Membership and Sustainability Committee Undertake proactive, ongoing due diligence to reduce the risk of human rights impacts in our own operations and supply chains Our strong commitment to human rights and transparent reporting Maintain strong oversight of human rights and work diligently to identify and mitigate risk 2023 Snacking Made Right Report

We support Ukraine and have scaled down operations in Russia We have scaled down our activities in Russia and are making continued efforts to support Ukraine �� Proposal 8: proposal to conduct third-party report assessing effectiveness of human rights policy Continued efforts to support Ukraine We are continuously supporting our colleagues in Ukraine We have repaired our impacted local manufacturing facilities, reopening two manufacturing plants in Ukraine and preserving jobs To support Ukraine, its citizens and refugees, we have made a $15 million commitment via the Mondēlez International Foundation We are also providing humanitarian aid in collaboration with global and local NGOs Scaled Down Operations In Russia We have condemned Russia’s brutal aggression against Ukraine since the start of the war Our operations in Russia focus on affordable, shelf-stable staples that provide food supply for ordinary people In addition, our operations provide economic opportunity for ~3,000 colleagues and 10,000+ farmers who depend on us We have discontinued new investments, product launches, and advertising media spending in Russia In 2023, our Russia business contributed just 2.8% of global revenues, down ~30% from 2022; our import volumes and market share in Russia have significantly decreased We believe the risk of suspending all operations and having operations turned over to another party, who could use the full proceeds for their own interest, is greater than the risk of continuing to operate with this scaled-back approach

We request your continued support The Board values the trust you place in us. We have carefully considered the four shareholder proposals and have met with the proponents to understand their perspectives. We encourage you to vote with us at the 2024 Annual Meeting Our compensation structure is closely aligned with our strategy and reflects shareholder feedback Pay outcomes reward long-term value creation Necessary and powerful tool to attract, retain and incentivize individuals who are expected to make meaningful contributions to the creation of shareholder value and align their interests with those of our shareholders Our Board’s relevant and differentiated backgrounds enable highly effective, independent Board oversight and rigorous decision making We have a robust risk oversight and risk management approach We strongly believe that diversity brings about better business outcomes We take a thoughtful approach to industry partnerships and external affiliations and provide transparent disclosure of our partnerships and industry coalition memberships Election of director nominees – recommend for Say on pay – recommend for Approval of the 2024 performance incentive plan – Recommend FOR Shareholder proposal – recommend Against conducting subcommittee study on company affiliations Current By-Laws allow our Board to make thoughtful decisions about the appropriate leadership structure for the Company Our independent Lead Director role is robust and includes substantive leadership responsibilities Continued strong performance under our existing leadership structure Shareholder proposal – recommend Against requiring an independent chair of the board We already annually report our progress on our efforts to help address the systemic issue of child labor in the cocoa supply chain We collaborate on sector-wide efforts to address these human rights challenges and improve cocoa farmer livelihoods, which is essential to tackling these systemic issues Shareholder proposal – recommend AGAINST ADOPTING public targets to eradicate Child Labor in cocoa supply chain We disclose robust standards and policies, compliance mechanisms and reports outlining our continued commitment to respecting human rights We transparently report on our scaled-down operations in Russia and continued humanitarian efforts in Ukraine Shareholder proposal – recommend against conducting a third-party Report assessing effectiveness of human rights policy

For the Twelve Months Ended December 31, 2019 2020 2021 2022 2023 5 Year CAGR Reported (GAAP) $ 25,868 $ 26,581 $ 28,720 $ 31,496 $ 36,016   Divestitures (667) (482) (533) (498) (484)   Acquisitions (88) (445) (254) (1,216) (1,036)   Currency 1,114 630 (464) 1,882 1,096   Organic (Non-GAAP) $ 26,227 $ 26,284 $ 27,469 $ 31,664 $ 35,570     For the Twelve Months Ended December 31, 2018 2019 2020 2021 2022   Reported (GAAP) $ 25,938 $ 25,868 $ 26,581 $ 28,720 $ 31,496   Divestitures (805) (667) (482) (533) (498)   Organic (Non-GAAP) $ 25,133 $ 25,201 $ 26,099 $ 28,187 $ 30,998     % Change   Reported (GAAP) (0.3) % 2.8% 8.0% 9.7% 14.4% 6.8 % Organic (Non-GAAP) 4.4% 4.3% 5.2% 12.3% 14.7% 8.1 %   GAAP to Non-GAAP Reconciliation Net Revenues to Organic Net Revenue1 In millions of U.S. dollars (unaudited).

commitment to Building a more Sustainable Snacking Company Strong Financial Performance Robust Board Oversight and Governance Practices Impactful Sustainability Agenda Promoting Human Rights, Communities and Colleagues